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                                                                    EXHIBIT 23.4

                               CONSENT OF EXPERTS

         We hereby consent to and approve (i) the statements made under the caption "Risk Factors -- Patents and Proprietary Rights" and other references to patents in the Prospectus which is part of the Registration Statement and
(ii) the reference to our firm under the caption "Experts" in such Prospectus.



                                         BURNS, DOANE, SWECKER & MATHIS, L.L.P.

                                            /s/ ROBERT S. SWECKER
                                            /s/ ROBERT G. MUKAI


Alexandria, Virginia
February 5, 1996